                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                                 DECEMBER 31,        MARCH 31,
                                                                                     2004              2005
                                                                                --------------    --------------
CURRENT ASSETS:
   Cash and cash equivalents................................................    $      164,645    $      305,293
   Investment in Time Warner common stock...................................           420,882           379,767
   Accounts receivable, net.................................................           741,715           732,977
   Accrued unbilled revenues................................................           576,252           380,860
   Natural gas inventory....................................................           174,232            75,324
   Materials and supplies...................................................            77,902            75,844
   Non-trading derivative assets............................................            50,219            85,664
   Current assets of discontinued operations................................           513,768           122,908
   Prepaid expenses and other current assets................................           116,909            76,613
                                                                                --------------    --------------
     Total current assets...................................................         2,836,524         2,235,250
                                                                                --------------    --------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment............................................        10,963,569        11,037,100
   Less accumulated depreciation and amortization...........................        (2,777,176)       (2,836,087)
                                                                                --------------    --------------
     Property, plant and equipment, net.....................................         8,186,393         8,201,013
                                                                                --------------    --------------

OTHER ASSETS:
   Goodwill, net............................................................         1,740,510         1,740,510
   Other intangibles, net...................................................            58,068            57,565
   Regulatory assets........................................................         3,349,944         3,389,785
   Non-trading derivative assets............................................            17,682            44,153
   Non-current assets of discontinued operations............................         1,051,158         1,044,483
   Other....................................................................           921,678           842,330
                                                                                --------------    --------------
     Total other assets.....................................................         7,139,040         7,118,826
                                                                                --------------    --------------

       TOTAL ASSETS.........................................................    $   18,161,957    $   17,555,089
                                                                                ==============    ==============

                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                 DECEMBER 31,         MARCH 31,
                                                                                    2004                2005
                                                                                --------------     --------------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt.......................     $       46,806     $       49,352
   Current portion of other long-term debt.................................          1,789,182          1,784,772
   Indexed debt securities derivative......................................            341,575            302,046
   Accounts payable........................................................            868,023            696,707
   Taxes accrued...........................................................            609,025            159,397
   Interest accrued........................................................            151,365            137,227
   Non-trading derivative liabilities......................................             26,323             21,169
   Regulatory liabilities..................................................            225,158            225,159
   Accumulated deferred income taxes, net..................................            260,958            282,696
   Current liabilities of discontinued operations..........................            448,974            104,795
   Other...................................................................            419,811            438,861
                                                                                --------------     --------------
     Total current liabilities.............................................          5,187,200          4,202,181
                                                                                --------------     --------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net..................................          2,415,143          2,439,554
   Unamortized investment tax credits......................................             53,690             51,814
   Non-trading derivative liabilities......................................              6,413              4,425
   Benefit obligations.....................................................            440,110            429,252
   Regulatory liabilities..................................................          1,081,370          1,042,580
   Non-current liabilities of discontinued operations......................            420,393            367,176
   Other...................................................................            259,120            239,785
                                                                                --------------     --------------
     Total other liabilities...............................................          4,676,239          4,574,586
                                                                                --------------     --------------

LONG-TERM DEBT:
   Transition bonds........................................................            628,903            610,453
   Other...................................................................          6,564,113          7,032,735
                                                                                --------------     --------------
     Total long-term debt..................................................          7,193,016          7,643,188
                                                                                --------------     --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Common stock (308,045,215  shares and 309,003,728 shares outstanding
     at December 31, 2004 and March 31, 2005, respectively)................              3,080              3,090
   Additional paid-in capital..............................................          2,891,335          2,900,793
   Retained deficit........................................................         (1,727,571)        (1,722,214)
   Accumulated other comprehensive loss....................................            (61,342)           (46,535)
                                                                                --------------     --------------
     Total shareholders' equity............................................          1,105,502          1,135,134
                                                                                --------------     --------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........................     $   18,161,957     $   17,555,089
                                                                                ==============     ==============

                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                                 DECEMBER 31,         MARCH 31,
                                                                                     2004               2005
                                                                                --------------     --------------
CURRENT ASSETS:
   Cash and cash equivalents................................................    $       24,928     $       10,414
   Accounts and notes receivable, net.......................................           124,452            115,628
   Accounts and notes receivable -- affiliated companies, net...............            57,656                 --
   Accrued unbilled revenues................................................            74,089             64,563
   Materials and supplies...................................................            52,886             50,513
   Taxes receivable.........................................................            62,078            126,647
   Deferred tax asset.......................................................            78,656             78,656
   Other....................................................................            12,201             11,741
                                                                                --------------     --------------
     Total current assets...................................................           486,946            458,162
                                                                                --------------     --------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment............................................         6,245,302          6,279,183
   Less accumulated depreciation and amortization...........................        (2,203,846)        (2,241,931)
                                                                                --------------     --------------
     Property, plant and equipment, net.....................................         4,041,456          4,037,252
                                                                                --------------     --------------

OTHER ASSETS:
   Other intangibles, net...................................................            38,349             38,189
   Regulatory assets........................................................         3,328,865          3,367,852
   Notes receivable -- affiliated companies.................................           814,513            814,513
   Other....................................................................            72,624             57,865
                                                                                --------------     --------------
     Total other assets.....................................................         4,254,351          4,278,419
                                                                                --------------     --------------

       TOTAL ASSETS.........................................................    $    8,782,753     $    8,773,833
                                                                                ==============     ==============

                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                      (THOUSANDS OF DOLLARS) -- (CONTINUED)
                                   (UNAUDITED)

                         LIABILITIES AND MEMBER'S EQUITY

                                                                                 DECEMBER 31,         MARCH 31,
                                                                                     2004               2005
                                                                                --------------     --------------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt.......................     $       46,806     $       49,352
   Current portion of other long-term debt.................................          1,310,106          1,310,107
   Accounts payable........................................................             40,852             26,313
   Accounts and notes payable -- affiliated companies, net.................                 --             74,377
   Taxes accrued...........................................................            104,862             46,698
   Interest accrued........................................................             67,897             39,170
   Regulatory liabilities..................................................            224,732            224,732
   Other...................................................................             57,706             55,912
                                                                                --------------     --------------
     Total current liabilities.............................................          1,852,961          1,826,661
                                                                                --------------     --------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net..................................          1,377,199          1,390,821
   Unamortized investment tax credits......................................             48,874             47,131
   Benefit obligations.....................................................            128,092            127,519
   Regulatory liabilities..................................................            648,305            601,028
   Notes payable -- affiliated companies...................................            150,850            150,850
   Accounts payable -- affiliated companies................................            303,472            303,472
   Other...................................................................             18,174             15,390
                                                                                --------------     --------------
     Total other liabilities...............................................          2,674,966          2,636,211
                                                                                --------------     --------------

LONG-TERM DEBT:
   Transition bonds........................................................            628,903            610,453
   Other...................................................................          1,592,429          1,647,153
                                                                                --------------     --------------
     Total long-term debt..................................................          2,221,332          2,257,606
                                                                                --------------     --------------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY:
   Common stock............................................................                  1                  1
   Paid-in capital.........................................................          2,278,090          2,269,823
   Retained deficit........................................................           (244,597)          (216,469)
                                                                                --------------     --------------
     Total member's equity.................................................          2,033,494          2,053,355
                                                                                --------------     --------------

       TOTAL LIABILITIES AND MEMBER'S EQUITY...............................     $    8,782,753     $    8,773,833
                                                                                ==============     ==============

                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                                  DECEMBER 31,         MARCH 31,
                                                                                      2004               2005
                                                                                 --------------     --------------
CURRENT ASSETS:
  Cash and cash equivalents.................................................     $      140,466     $      253,927
  Accounts and notes receivable, net........................................            612,708            613,247
  Accrued unbilled revenue..................................................            502,163            316,298
  Accounts and notes receivable - affiliated companies, net.................             11,987            145,561
  Materials and supplies....................................................             25,017             25,331
  Natural gas inventory.....................................................            174,232             75,324
  Non-trading derivative assets.............................................             50,219             85,664
  Taxes receivable..........................................................            155,155            141,371
  Deferred tax asset........................................................             12,256                 --
  Prepaid expenses..........................................................              8,308             11,606
  Other.....................................................................             92,160             46,304
                                                                                 --------------     --------------
    Total current assets....................................................          1,784,671          1,714,633
                                                                                 --------------     --------------

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment.............................................          4,296,061          4,331,226
  Less accumulated depreciation.............................................           (461,978)          (477,704)
                                                                                 --------------     --------------
    Property, plant and equipment, net......................................          3,834,083          3,853,522
                                                                                 --------------     --------------

OTHER ASSETS:
  Goodwill..................................................................          1,740,510          1,740,510
  Other intangibles, net....................................................             19,719             19,376
  Non-trading derivative assets.............................................             17,682             44,153
  Accounts and notes receivable - affiliated companies, net.................             18,197             17,240
  Other.....................................................................            118,089            118,936
                                                                                 --------------     --------------
    Total other assets......................................................          1,914,197          1,940,215
                                                                                 --------------     --------------

TOTAL ASSETS................................................................     $    7,532,951     $    7,508,370
                                                                                 ==============     ==============

                                                                       EXHIBIT B
                                                              FILE NO. 070-10128

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                                  DECEMBER 31,         MARCH 31,
                                                                                      2004               2005
                                                                                 --------------     --------------
CURRENT LIABILITIES:
  Current portion of long-term debt.........................................     $      366,873     $      361,000
  Accounts payable..........................................................            798,661            647,099
  Taxes accrued.............................................................             77,802             75,795
  Interest accrued..........................................................             57,741             50,824
  Customer deposits.........................................................             60,164             60,149
  Non-trading derivative liabilities........................................             26,323             21,169
  Accumulated deferred income taxes, net....................................                 --              3,941
  Other.....................................................................            272,996            302,685
                                                                                 --------------     --------------
      Total current liabilities.............................................          1,660,560          1,522,662
                                                                                 --------------     --------------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net....................................            640,780            644,463
  Non-trading derivative liabilities........................................              6,412              4,425
  Benefit obligations.......................................................            128,537            125,620
  Other.....................................................................            556,819            535,641
                                                                                 --------------     --------------
      Total other liabilities...............................................          1,332,548          1,310,149
                                                                                 --------------     --------------

LONG-TERM DEBT..............................................................          2,000,696          1,999,999
                                                                                 --------------     --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock..............................................................                  1                  1
  Paid-in capital...........................................................          2,231,906          2,262,589
  Retained earnings.........................................................            305,291            401,248
  Accumulated other comprehensive income....................................              1,949             11,722
                                                                                 --------------     --------------
      Total stockholder's equity............................................          2,539,147          2,675,560
                                                                                 --------------     --------------

   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY...............................     $    7,532,951     $    7,508,370
                                                                                 ==============     ==============